UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2013

StemCells, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7707 Gateway Blvd, Suite 140, Newark, CA	94560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 510.456.4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 2, 2013, StemCells, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Chardan Capital Markets, LLC, as representative of the underwriters named in Schedule I (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters 11,170,000 shares of common stock of the Company and warrants to purchase up to 5,585,000 shares of common stock. The common stock and warrants will be sold in units (each a “Unit”, and collectively, the “Units”), with each Unit consisting of one share of common stock and half a warrant (the “Warrants”). Each Warrant entitles the holder to purchase a share of common stock at an exercise price of $1.80 per share of common stock. Each Unit will be sold at a public offering price of $1.45 per Unit in an underwritten public offering (the “Offering”). The Company has also granted the Underwriters a 30 day option to purchase up to an additional 1,675,500 shares of common stock and Warrants to purchase up to an additional 837,750 shares of common stock to cover over allotments, if any.

The Company expects that the gross proceeds of the Offering will be approximately $16.2 million. The shares of common stock issued as part of the Units (the “Shares”), the Warrants and the shares of common stock underlying the Warrants are being issued pursuant to the effective registration statement of Form S-3 (Registration No. 333-170300).

The Offering is expected to close on or about October 7, 2013, subject to the satisfaction of customary closing conditions. In connection with the Offering, the Company terminated its equity purchase agreement with Lincoln Park Capital Fund, LLC. Lincoln Park is participating in the Offering as an investor.

On October 1, 2013, the Company issued a press release announcing that it intended to make a public offering of securities. On October 2, 2013, the Company issued a press release announcing the pricing and terms of the Offering. Copies of the two press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference. Ropes & Gray LLP, counsel to the Company, has issued an opinion to the Company, dated October 2, 2013, regarding the Shares and Warrants to be sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

On October 2, 2013, the Company issued a press release announcing FDA authorization of the IND to begin clinical testing of the Company’s proprietary HuCNS-SC human neural stem cells as a treatment for spinal cord injury.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement between StemCells, Inc. and Chardan Capital Markets, LLC

4.1	Form of Warrant

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above)

99.1	Press Release of StemCells, Inc. dated October 1, 2013

99.2	Press Release of StemCells, Inc. dated October 2, 2013

99.3	Press Release of StemCells, Inc. dated October 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 3, 2013	StemCells, Inc.

/s/ Ken Stratton
	Name:	Ken Stratton
	Title:	General Counsel

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement between StemCells, Inc. and Chardan Capital Markets, LLC

4.1	Form of Warrant

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above)

99.1	Press Release of StemCells, Inc. dated October 1, 2013

99.2	Press Release of StemCells, Inc. dated October 2, 2013

99.3	Press Release of StemCells, Inc. dated October 2, 2013